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                                                                      Exhibit 21
                   MAJOR SUBSIDIARIES OF LAFARGE CORPORATION

The following indicates the corporate names (and all other significant names, if any, under which business is conducted) and jurisdictions of incorporation of the subsidiaries of Lafarge Corporation, all of which are wholly owned or majority owned. Indirect subsidiaries of Lafarge Corporation are indented and listed following their direct parent corporations.

                                                                              Jurisdiction
                       Name(s)                                              of Incorporation
----------------------------------------------------                      --------------------
 Cement Transport, Ltd.                                                       North Dakota
 Friday Harbor Sand & Gravel Co.                                              Washington
 International Atlantins Insurance Company                                    Vermont
 Lafarge Dakota Inc.                                                          North Dakota
 Lafarge Florida Inc.                                                         Florida
 National Minerals Corporation                                                Minnesota
 Systech Environmental Corporation                                            Delaware
 Tews Company                                                                 Delaware
 Walter N. Handy Co., Inc.                                                    Missouri
 Lafarge Canada Inc.                                                          Canada
    Allan G. Cook Limited                                                     Ontario
    Gestion Carim Inc.                                                        Quebec
    International Atlantins Agencies Inc.                                     British Columbia
    Johnson Concrete & Material Ltd.                                          Saskatchewan
    Lulu Transport Inc.                                                       British Columbia
    N C Rubber Products Inc.                                                  Ontario
    North Western Concrete Limited                                            Ontario
    Quality Ready-Mix Limited                                                 Ontario
    Re-Wa Holdings Ltd.                                                       Alberta
    Richvale York Block Inc.                                                  Ontario
    Les sablieres Forestville Inc.                                            Quebec
    Standard Paving Maritime Limited                                          Nova Scotia
    Valley Rite-Mix Ltd.                                                      British Columbia



Lafarge Corporation also does business under the following names: Florida Portland Cement Company, Lafarge Construction Materials, Lafarge Gypsum, Trinity Portland Cement Company.

Lafarge Canada Inc. also does business under the following names: Alberta Concrete Products, Apex Gravel, Bestpipe, Brunswick Ready Mix Concrete, Canada Concrete, Capital Concrete, Challenge Concrete, Champion Concrete, Cinq Concrete, Coldstream Concrete, Columbia Concrete, Conmac Western Industries, Consolidated Sand & Gravel Company, Construction Chemicals, Country Building Supplies, Crown Equipment, Crown Paving and Engineering, Duracon, Forbes Ready Mix, Francon-Lafarge, Guelph Sand and Gravel, Great Lakes Flyash, High River Concrete, Johnston Ready Mix, Lafarge Concrete, Lafarge Construction Materials, Lethbridge Concrete Products, Manitoulin Precast, Maritime Cement, Masonry Products, Nelson Aggregate Co., O.K. Construction Materials, Permanent-Lafarge, Red-D-Mix Block, Redmond Sand & Gravel, Richvale - McCord, Richvale - York, Rocky Mountain Precast, Spartan Explosives, Standard Aggregates, Standard Asphalt, Supercrete, Superior Concrete Products, Trans-Alta Flyash.
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Information regarding 58 additional subsidiaries of the Registrant has been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X [17 CFR 210.1-02(v)].